EXHIBIT 99.2

Presentation of Pro Forma Non-GAAP Financial Measures

In addition to the pro forma results with respect to the Transaction described in Item 8.01 to this Current Report on Form 8-K and provided in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has provided pro forma non-GAAP financial measures — Pro Forma EDBITDA, Pro Forma Adjusted EBITDA and Pro Forma Segment Adjusted EBITDA (collectively, “Pro Forma Non-GAAP Financial Measures”) — which present results on a basis adjusted for certain items. Defined terms used in this Presentation of Pro Forma Non-GAAP Financial Measures but not defined herein have the meaning set forth in the Current Report on Form 8-K.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP and that we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our competitors. Pro Forma Adjusted EBITDA is presented as a key performance indicator as we believe this financial measure will enhance an investor’s understanding of our results of operations and financial condition. Pro Forma EBITDA consists of pro forma net income (loss) attributable to continuing operations before interest, taxes, depreciation and amortization. Pro Forma Adjusted EBITDA consists of Pro Forma EBITDA adjusted for (i) non-operating income or expense, (ii) the impact of certain non-cash, nonrecurring or other items included in net income (loss) and Pro Forma EBITDA that we do not consider indicative of our ongoing operating performance, and (iii) depreciation, amortization and interest of our 50% share of the Zeolyst Joint Venture. We believe that these Pro Forma Non-GAAP Financial Measures provide investors with useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

You should not consider Pro Forma EBITDA, Pro Forma Segment Adjusted EBITDA or Pro Forma Adjusted EBITDA in isolation or as an alternative to the presentation of our financial results in accordance with GAAP. The presentations of Pro Forma EBITDA, Pro Forma Segment Adjusted EBITDA and Pro Forma Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. In evaluating Pro Forma EBITDA, Pro Forma Segment Adjusted EBITDA and Pro Forma Adjusted EBITDA, you should be aware that we are likely to incur expenses similar to those eliminated in this presentation in the future and that certain of these items could be considered recurring in nature. Our presentation of Pro Forma EBITDA, Pro Forma Segment Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Summarized Pro Forma Segment Adjusted EBITDA information is shown below in the following table:

	Years ended December 31,
	2020	2019	2018
	(in thousands)
Pro Forma Segment Adjusted EBITDA(1):
Refining Services	$157,198	$175,640	$176,499
Catalysts(2)	74,504	107,808	81,067

Total Pro Forma Segment Adjusted EBITDA(3)	231,702	283,448	257,566
Unallocated corporate expenses(4)	(39,087)	(43,192)	(39,284)

Pro Forma Adjusted EBITDA	$192,615	$240,256	$218,282

(1)

We define Pro Forma Segment Adjusted EBITDA as Pro Forma EBITDA adjusted for certain items as noted in the reconciliation below. Our management evaluates the performance of our segments and allocates resources based primarily on Pro Forma Segment Adjusted EBITDA. Pro Forma Segment Adjusted EBITDA does not represent cash flow for periods presented and should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity. Pro Forma Segment Adjusted EBITDA may not be comparable with Pro Forma EBITDA or Pro Forma Adjusted EBITDA as defined by other companies.

(2)

The Pro Forma Adjusted EBITDA from the Zeolyst Joint Venture included in the Catalysts segment is $42,515 for the year ended December 31, 2020, which includes $21,157 of equity in net income, plus $6,634 of amortization of investment in affiliate step-up, plus $14,724 of joint venture depreciation, amortization and interest.

The Pro Forma Adjusted EBITDA from the Zeolyst Joint Venture included in the Catalysts segment is $68,138 for the year ended December 31, 2019, which includes $45,899 of equity in net income, plus $7,534 of amortization of investment in affiliate step-up, plus $14,705 of joint venture depreciation, amortization and interest.

The Pro Forma Adjusted EBITDA from the Zeolyst Joint Venture included in the Catalysts segment is $56,663 for the year ended December 31, 2018, which includes $37,437 of equity in net income, plus $6,634 of amortization of investment in affiliate step-up, plus $12,592 of joint venture depreciation, amortization and interest.

(3)	Our Total Pro Forma Segment Adjusted EBITDA differs from our total consolidated Pro Forma Adjusted EBITDA due to unallocated corporate expenses.

(4)

As a result of the Transaction, the Company expects to reduce its unallocated corporate expenses to an estimated $30 to $35 million per year, which is not reflected in the table above, following the expiration of the transition services to be provided to the Purchaser for six months following the closing of the Transaction. However, the amount and composition of the unallocated corporate expenses may not be reduced by the amounts the Company anticipates and is subject to the final corporate organizational structure.

A reconciliation of pro forma net income (loss) attributable to PQ Group Holdings to Pro Forma Segment Adjusted EBITDA is as follows:

	Years ended December 31,
	2020	2019	2018
	(in thousands)
Reconciliation of pro forma net income (loss) attributable to PQ Group Holdings to Pro Forma Segment Adjusted EBITDA is as follows:
Pro forma net income (loss) from continuing operations	$55,396	$32,948	$3,666
(Benefit) provision for income taxes	(63,995)	9,269	8,583
Interest expense, net	52,707	68,496	73,248
Depreciation and amortization	76,927	74,781	72,187

Pro Forma EBITDA	121,035	185,494	157,684
Joint venture depreciation, amortization and interest (a)	14,724	14,705	12,592
Amortization of investment in affiliate step-up(b)	6,634	7,534	6,634
Debt extinguishment costs	32,860	3,400	7,751
Net loss on asset disposals(c)	4,722	4,559	10,349
Foreign currency exchange (gain) loss(d)	(5,256)	1,263	14,013
LIFO expense(e)	(4,008)	7,276	768
Transaction and other related costs(f)	1,118	187	491
Equity-based compensation	17,194	13,280	16,899
Restructuring, integration and business optimization expenses(g)	1,994	2,571	6,822
Defined benefit plan pension cost(h)	(598)	552	(223)
Gain on contract termination(i)	—	—	(20,612)
Other(j)	2,196	(565)	5,114

Pro Forma Adjusted EBITDA	192,615	240,256	218,282
Unallocated corporate expenses	39,087	43,192	39,285

Pro Forma Segment Adjusted EBITDA	$231,702	$283,448	$257,567

(a)

We use Pro Forma Adjusted EBITDA as a performance measure to evaluate our financial results. Because our Catalysts segment includes our 50% interest in the Zeolyst Joint Venture, we include an adjustment for our 50% proportionate share of depreciation, amortization and interest expense of the Zeolyst Joint Venture.

(b)

Represents the amortization of the fair value adjustments associated with the equity affiliate investment in the Zeolyst Joint Venture as a result of the Business Combination. We determined the fair value of the equity affiliate investment and the fair value step-up was then attributed to the underlying assets of the Zeolyst Joint Venture. Amortization is primarily related to the fair value adjustments associated with fixed assets and intangible assets, including customer relationships and technical know-how.

(c)	When asset disposals occur, we remove the impact of net gain/loss of the disposed asset because such impact primarily reflects the non-cash write-off of long-lived assets no longer in use.
(d)

Reflects the exclusion of the foreign currency transaction gains and losses in the statements of income primarily related to the non-permanent intercompany debt denominated in local currency translated to U.S. dollars.

(e)

Represents non-cash adjustments to the Company’s LIFO reserves for certain inventories in the U.S. that are valued using the LIFO method, which we believe provides a means of comparison to other companies that may not use the same basis of accounting for inventories.

(f)	Represents the costs related to several transactions that are completed, pending or abandoned and that we believe are not representative of our ongoing business operations.
(g)	Includes the impact of restructuring, integration and business optimization expenses which are incremental costs that are not representative of our ongoing business operations.
(h)

Represents adjustments for defined benefit pension plan costs in our statement of income. As of December 31, 2020, all of our defined benefit pension plan obligations are under defined benefit pension plans that are frozen. As such, we do not view such expenses as core to our ongoing business operations.

(i)

Represents a non-cash gain on the write-off of the remaining liability under a contractual supply arrangement. As part of the acquisition by Eco Services Operations LLC of substantially all of the assets of Solvay USA Inc.’s sulfuric acid refining business unit on December 1, 2014 (the “2014 Acquisition”), we recognized a liability as part of business combination accounting related to our obligation to serve a customer under a pre-existing unfavorable supply agreement. In December 2018, the customer who was party to the agreement closed its facility, and as a result, we were relieved from our obligation to continue to supply the customer on the below market contract. Because the fair value of the unfavorable contract liability was recognized as part of the application of business combination accounting, and since the write-off of the remaining liability was non-cash in nature, we believe this gain is a special item that is not representative of our ongoing business operations.

(j)

Other costs consist of certain expenses that are not core to our ongoing business operations, such as environmental remediation-related costs and capital and franchise taxes. Included in this line-item are rounding discrepancies that may arise from rounding.